UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 31, 2006
FIDELITY NATIONAL FINANCIAL, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-9396 (Commission File Number)	86-0498599 (IRS Employer Identification No.)

601 Riverside Avenue, Jacksonville, Florida (Address of principal executive offices)		32204 (Zip Code)
Registrant’s telephone number, including area code: (904) 854-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Exhibit Index
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The Transaction
     On December 23, 2005 Fidelity National Financial, Inc., a Delaware corporation (“FNF”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among FNF, Sedgwick CMS Holdings, Inc., a Delaware corporation (“Sedgwick”), and Xmas Merger Corp., a Delaware corporation and a wholly-owned subsidiary of FNF (“Sub”). The Merger Agreement provided that, upon the terms and subject to the conditions set forth therein, Sub will merge with and into Sedgwick, with Sedgwick continuing as the surviving entity (the “Merger”). The Merger was completed on January 31, 2006.
     Prior to the Merger, Sub was contributed to and became a wholly owned subsidiary of Fidelity Sedgwick Corporation, a Delaware corporation (“FSC”). FSC is a subsidiary of Fidelity Sedgwick Holdings, a Delaware corporation and a subsidiary of FNF (“FSH”).
     On January 31, 2006, in connection with the closing of the Merger, FNF, FSH and FSC entered into a Stock Purchase Agreement and certain other agreements with certain affiliates of Thomas H. Lee Partners, L.P. (“THL”), certain affiliates of Evercore Capital Partners (“Evercore” and together with THL, the “Investors”) and David North in order to effect a sale of approximately 40% of the equity in FSH common stock and preferred stock of FSC to THL and approximately 20% of the equity in FSH common stock and preferred stock of FSC to Evercore for a purchase price for FNF, the Investors and North of approximately $330 million, of which FNF’s investment is $132 million (the “Transaction”).
Credit Agreement
     On January 31, 2006 FSC and Sub entered into a Credit Agreement, dated as of January 31, 2006, with Bank of America, N.A. as Administrative Agent, Swing Line Lender, and L/C Issuer, Wachovia Bank, National Association, as Syndication Agent and the other financial institutions party thereto (the “Credit Agreement”).
     The Credit Agreement provides for a $300 million seven-year term facility, a $40 million revolving credit facility maturing on the sixth anniversary of the closing date, a $10 million swing line loan maturing on the sixth anniversary of the closing date and a $10 million letter of credit maturing on the sixth anniversary of the closing date. Proceeds from borrowings under the Credit Agreement were used to finance the Transaction.
     The Credit Agreement contains certain affirmative and negative covenants customary for financings of this type, including, among other things, limits on the creation of liens, limits on the incurrence of indebtedness, restrictions on investments, limitations on restricted payments and transactions with affiliates. The Credit Agreement also contains customary financial covenants. The Credit Agreement includes customary events of default for facilities of this type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default, the interest rate on all outstanding obligations will be increased and payments of all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Agreement shall automatically become immediately due and payable, and the lenders’ commitments will automatically terminate.
Stockholders Agreement
     In connection with the Stock Purchase Agreement, on January 31, 2006, FNF, FSH, FSC, David North and the Investors (each, and each subsequent party to the Stockholders Agreement, a “Stockholder”) entered into a stockholders’ agreement (the “Stockholders Agreement”) which makes certain arrangements concerning the post-Merger governance of FSH. The Stockholders Agreement provides that the Board of Directors of FSH upon the effective time of the Merger will consist of two directors designated by THL, one director designated by Evercore, two directors designated by FNF and two directors from the senior management of FSH. In the event that THL or FNF ceases to own at least 33% of the shares held by either of them as of the closing of the Transaction, they will be entitled to elect only one director. In the event that THL or FNF ceases to own at least 20% or Evercore ceases to own at least 40% of the shares held by it as of the closing of the Transaction, it will not be entitled to elect a director. The Stockholders Agreement also provides FNF, THL and Evercore with the right of representation on the FSC Board and each of the committees of the FSH and FSC board in the same proportion as their representation on the FSH board.
     Under the terms of the Stockholders Agreement, the chairman of the FSH board is to be elected by a majority vote of the FSH board; provided that William P. Foley, II shall serve as a Chairman for an initial period of three years.
     The Stockholders Agreement provides that for a period of five years or, if sooner, until a sale or a public offering of equity securities of FSH, the following actions by FSH or any of its subsidiaries (or commitments to undertake such actions) will require the approval of the majority of shares held respectively by FNF and by THL:
•	the approval of the annual operating budget and capital expenditure budget of FSH and its subsidiaries and any increase of more than 5% from previously approved amounts;

•	any authorization or issuance of capital stock of FSH or its subsidiaries, including any options, warrants or securities convertible into capital stock of FSH or its subsidiaries, except as provided for by the Stockholders Agreement;

•	any amendments to the constituent documents of FSH or any of its subsidiaries in a manner which adversely affect the rights of FNF or the Investors or which adversely affect the indemnification of FSH directors;

•	the election, removal, delegation or amendment of power or authority, and compensation of the Chief Executive Officer, Chief Operating Officer or the Chief Financial Officer of FSH or any of its subsidiaries;

•	acquisitions in excess of $10,000,000 per transaction or series of related transactions;

•	subject to the forced sale right provided for in the Stockholders Agreement, any disposition of any material assets, any sale of all or substantially all of the assets of FSH or its material subsidiaries, or any change of control of FSH or its material subsidiaries;

•	the incurrence of any indebtedness for borrowed money in excess of $10,000,000 or the granting of any lien on the assets, or pledge of the capital stock, of FSH or any of its subsidiaries, other than indebtedness incurred in connection with the Merger, liens granted in the ordinary course of business and liens or encumbrances on assets having a value of not more than $5,000,000;

•	entering into any transaction which involves payments by any party of more than $500,000 annually in the aggregate, between FSH and any of its subsidiaries on the one hand and any party to the Stockholders Agreement or its affiliates or other related parties on the other hand;

•	entering into any transaction or series of related transactions which involve the repurchase of capital stock of FSH (other than pursuant to the Plan, as defined below) or any subsidiary, except as permitted by the Stockholders Agreement;

•	declaring or paying any cash or other dividend or making any other distribution on the capital stock of FSH or any of its subsidiaries other than dividends or other distributions by a wholly-owned Subsidiary of FSH to its equity holder;

•	any public offering, except as provided in the Stockholders Agreement;

•	any change in the number of directors of the board other than changes permitted to ensure the required proportional representation as described above; or

•	any commencement of any action relating to bankruptcy or seeking appointment of a receiver for FSH or any of its subsidiaries or a substantial part of any of their assets, or making of a general assignment for the benefits of any of their creditors.
     The Stockholders Agreement provides Stockholders with certain liquidity rights. After the second anniversary of the closing of the Transaction, if FSH has not consummated a Public Offering (as defined in the Stockholders Agreement), the holders of a majority of the outstanding shares of FSH may require FSH to complete a Qualified Public Offering.
     In addition, subject to certain exceptions, the Stockholders Agreement limits the rights of Stockholders to transfer their shares for the first three years of the Stockholders Agreement and prior to any public offering. After three years and prior to the completion of an initial public offering, the other Stockholders have a right of first refusal for any shares a Stockholder has decided to sell. Further, if such sale moves forward, the other Stockholders have the right to participate in the sale on the same terms and conditions as the original Stockholder.

     Subject to certain limitations, if before the fourth anniversary of this agreement THL and FNF, or after the fourth anniversary of this agreement, the holder of a majority of shares among any of THL, FNF or Evercore decide to sell FSH, FNF and the Investors have the right of first offer. If the sale to a third party goes forward, the selling Stockholders have rights which allow them to force the remaining Stockholders to participate in the sale.
     The Stockholders Agreement terminates upon the earlier of (i) the agreement of the parties to terminate the agreement, (ii) the dissolution or liquidation of FSH, (iii) the sale of FSH, (iv) the completion of a public offering of equity securities of FSH, or (v) the tenth anniversary of the Stockholders Agreement.
2006 Stock Incentive Plan
     In connection with the Stock Purchase Agreement, FSH adopted a stock incentive plan, referred to as the Fidelity Sedgwick Holdings, Inc. 2006 Stock Incentive Plan (the “Plan”), under which incentive awards consisting of shares of FSH common stock or options to purchase shares of FSH common stock may be granted to employees, directors and consultants of FSH and its affiliates (including FNF). The Plan will become effective upon adoption by the FSH board, subject to approval of the majority of FSH’s Stockholders within twelve months of its adoption, and will terminate automatically on the day before the tenth anniversary of its adoption, unless earlier terminated by the FSH board. Stock options granted under the Plan may consist only of options not intended to qualify as incentive stock options (as that term is defined in Section 422 of the Internal Revenue Code). Stock awards may be granted with or without a purchase price, and may contain vesting and other terms and conditions, as the Plan’s administrator may determine. The Plan will be administered by the FSH board or, at its election, by one or more committees consisting of one or more members who have been appointed by the FSH board. The maximum number of shares of FSH common stock that may be issued pursuant to awards under the Plan will be 4,000,000 shares, equal to 10% of the fully diluted shares upon completion of the Transaction.
     Subject to the foregoing share limit and other terms and conditions in the Plan, the Plan’s administrator is authorized to grant awards under the Plan from time to time during the term of the Plan and to determine the terms of such awards; however, it is anticipated that awards respecting most or all of the shares reserved for issuance under the Plan will be granted at or around the time of the closing of the Transaction. Awards will be evidenced by award agreements, which will set forth terms and conditions of the awards to the extent not set forth in the Plan. Unless a recipient’s award agreement provides otherwise, the vested portion of a recipient’s stock options will expire on the earlier of (i) the expiration of their term, which will in no event be greater than eight years, (ii) twelve months following termination of the recipient’s service as a result of death, disability or retirement, (iii) three months following termination for other than cause, or (iv) the date of termination of the recipient’s service if the termination is for cause or voluntary by the recipient. Any unvested portion of a recipient’s options will expire upon termination of service.
     The form of award agreement provides that:

     Nonstatutory stock options will be granted at an exercise price of $7.50 per share. The time based options will vest with respect to 1/40 of the total number of shares subject to the time-based option on the last day of each fiscal quarter, commencing on the last day of the fiscal quarter including the date of grant, until 50% of the total number of shares subject to option are fully vested. All time-based options will vest upon a Change in Control. The performance based options will vest as follows: in the event of a Change in Control, after an Initial Public Offering or after the fifth anniversary of the date of grant (as each term is defined in the form of Option Agreement filed herewith as Exhibit 99.4), 50% of the total number of shares subject to the option shall vest if the “Equity Value” of a share of FSH’s common stock equals at least $15.00 (subject to adjustment for stock splits and the like), provided the optionee’s service with FSH has not terminated prior to the applicable vesting date.
     For purposes of this calculation, “Equity Value” shall be determined as follows: (i) in the event of a Change in Control, the Equity Value shall be determined at the time of the transaction constituting a Change in Control, and shall be equal to the aggregate amount of per share net proceeds (other than any taxes) of cash or readily marketable securities and the discounted expected value of any other deferred consideration (as determined by the Board of the Company) received or to be received by the holders of Common Stock of the Company in such transaction (including all shares issuable upon exercise of in-the-money options, whether or not exercisable) at the time of the Change in Control; (ii) at any time after an Initial Public Offering, the Equity Value shall be measured using the average price of the Common Stock over a consecutive forty-five (45) day trading period; and (iii) upon the fifth (5th) anniversary, the Equity Value shall be determined by an independent third party appraiser selected by the Board and based on an assumed sale of 100% of the outstanding capital stock of the Company (without reduction for minority interest or lack of liquidity) and based on trading values for comparable companies.
     Each option grant will be evidenced by an option agreement and a notice of option exercise substantially in the form attached hereto as Exhibit 99.4. The foregoing does not constitute a complete summary of the terms of the option agreement and notice of exercise and reference is made to the complete text of this agreement, which is filed herewith as Exhibit 99.4 and incorporated herein by reference.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
     The information provided in Item 1.01 of this report under the caption “The Transaction¯ Credit Agreement” is incorporated into this Item 2.03 by this reference.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
     The securities sold under the Stock Purchase Agreement, as described in Item 1.01, were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. The agreements executed in connection with the Transaction contain representations to FSH and FSC that the investors had access to information concerning FSH’s and FSC’s operations and financial condition, the investors are acquiring the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the investors are accredited investors (as defined by Rule 501 under the Securities Act). No underwriters were involved with the issuance of these shares.
ITEM 8.01 OTHER EVENTS
     The information provided in Item 1.01 of this report under the caption “The Transaction” is incorporated into this Item 8.01 by this reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit
Number	Description

99.1	Stock Purchase Agreement, by and among Fidelity Sedgwick Holdings, Inc., Fidelity Sedgwick Corporation and the Investors named therein, dated as of January 31, 2006

99.2	Form of Stockholders Agreement

99.3	Fidelity Sedgwick Holdings, Inc. 2006 Stock Incentive Plan

99.4	Form of Award Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.
Date: February 6, 2006	By:	/s/ Alan L. Stinson
		Name:	Alan L. Stinson
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

99.1	Stock Purchase Agreement, by and among Fidelity Sedgwick Holdings, Inc., Fidelity Sedgwick Corporation and the Investors named therein, dated as of January 31, 2006

99.2	Form of Stockholders Agreement

99.3	Fidelity Sedgwick Holdings, Inc. 2006 Stock Incentive Plan

99.4	Form of Award Agreement